SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2003

NETSOL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-22773	95-4627685

(Commission File Number)	(IRS Employer Identification No.)

24011 Ventura Blvd., Suite 101, Calabasas, CA	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818/222-9195

(Former name or former address, if changed since last report)

Item 5. Other Events.

     The Registrant announced it received a letter from NASDAQ Appeals Board on July 15, 2003 granting it an extension with an exception to trade on NASDAQ Small Cap until August 18, 2003. A copy of the press release detailing the extension from NASDAQ is attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2 and is incorporated herein by reference.

     On July 8, 2003, the Registrant conducted a private placement under Rule 506 of regulation D under the Exchange Act of 1933 with Maxim Group LLC to sell 4,050,000 Units, each Unit consisting of (i) one share of common stock, $.001 par value (the “Common Stock”) and (ii) one warrant entitling the holder thereof to purchase, one share of Common Stock at an exercise price of $0.52 per share until July 7, 2007 (the “Warrants”). The Company was able to raise $1,215,000.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated July 15, 2003, announcing the Registrant has received a letter from NASDAQ and has been granted an extension.

99.2	Correction to the Press Release dated July 15, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2003	NETSOL TECHNOLOGIES, INC.

	/s/	Naeem Ghauri

	By: Its:	Naeem Ghauri Chief Executive Officer